UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 13, 2005



                                   CREE, INC.
             (Exact name of registrant as specified in its charter)


       North Carolina               0-21154                     56-1572719
(State or other jurisdiction    (Commission File             (I.R.S. Employer
     of incorporation)              Number)               Identification Number)




           4600 Silicon Drive
          Durham, North Carolina                       27703
  (Address of principal executive offices)           (Zip Code)



                                 (919) 313-5300
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     On April 13, 2005, the Compensation Committee of the Board of Directors of Cree, Inc. (the "Company") approved accelerating the vesting of certain "out-of-the money" options to purchase shares of the Company's common stock granted under its 2004 Long-Term Incentive Compensation Plan, its Equity Compensation Plan and its 2001 Nonqualified Stock Option Plan. As a result of the Committee's approval, options to purchase approximately 1.76 million shares that were subject to vesting at various times from June 2005 through February 2009 became fully vested on April 15, 2005, the effective date of the acceleration. The affected options have exercise prices ranging from $24.97 to $71.53 per share, with the shares subject to acceleration having a weighted average exercise price of $32.95 per share. The last reported sale price of the Company's common stock on The Nasdaq Stock Market on April 15, 2005 was $24.94. Under the resolutions approved by the Committee, the terms of each affected option are deemed amended such that the option became fully vested and exercisable on April 15, 2005, except that certain options granted within six months before April 15, 2005 became fully vested but not exercisable until six months after the date the option was granted. Options held by non-employee directors are excluded from the acceleration. Any affected options held by executive officers and other senior management employees that are exercised prior to the original vesting date will be subject to restrictions prohibiting sale or other transfer of the shares until the earlier of the original vesting date or the individual's termination of service.

     The purpose of accelerating vesting of the options was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of Financial Accounting Standards Board Statement No. 123, "Share-Based Payment (revised 2004)" ("SFAS 123(R)"). Commencing with the Company's fiscal year that begins June 27, 2005, SFAS 123(R) will require that the Company recognize compensation expense equal to the fair value of equity-based compensation awards over the vesting period of each such award. The aggregate pre-tax expense for the shares subject to acceleration that, absent the acceleration of vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be a total of approximately $22.6 million (approximately $11.2 million in fiscal 2006, approximately $8.7 million in fiscal 2007, approximately $2.7 million in fiscal 2008 and approximately $0.1 million in fiscal 2009).

     The acceleration affects options to purchase 150,000 shares held by the Company's executive officers, with the shares subject to accelerated vesting under these options having a weighted average exercise price of $31.53 per share. The following table summarizes the affected options held by the Company's executive officers:

                           Number of Shares Subject
Name                        to Accelerated Vesting     Exercise Price Per Share
----                       ------------------------    ------------------------
F. Neal Hunter                      24,000                      $31.24
F. Neal Hunter                      16,000                      $33.95
Charles M. Swoboda                  50,000                      $31.24
John W. Palmour, Ph.                30,000                      $31.24
Cynthia B. Merrell                  30,000                      $31.24

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CREE, INC.


                                   By:  /s/ Charles M. Swoboda
                                        ---------------------------------------
                                        Charles M. Swoboda
                                        Chief Executive Officer and President

Date:  April 18, 2005